Exhibit 1


                                 ROGER L. FIDLER
                                 ATTORNEY AT LAW
                                400 GROVE STREET
                           GLEN ROCK, NEW JERSEY 07452
                                 (201) 445-7399
                              (201) 445-8862 (FAX)
                               RFIDLER0099@AOL.COM
                               -------------------

June 6, 2003

Poker.com Inc.
630 - 1188 West Georgia Street
Vancouver, British Columbia V6E 4A2.

     Re:  Poker.com Inc.
            Registration Statement on Form S-8
            ----------------------------------

Gentlepersons:

     We are counsel to Poker.com Inc., a Florida corporation (the "Company"). We have assisted the Company in its preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 2,250,000 shares of common stock, $0.01 par value, of the Company (the "Common Stock") issued for services pursuant to Consulting Agreements entered into with Randy Peterson and Ashley V. Redmond and a Subscription Agreement with Mark Glusing, an officer of the Company (the Agreements").

     In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents (including but not limited to the Agreements) and have made such other examinations, searches and investigations as we have considered necessary. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than Florida and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.


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     Based  on  and  subject  to  the  foregoing, we are of the opinion that the
Common Stock is duly and validly issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

          Very truly yours,

          /s/ ROGER L. FIDLER

          ROGER L. FIDLER


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